UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2006

INTERNATIONAL COAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32679	20-2641185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ashland Drive Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (606) 920-7400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In a meeting of our Board on April 21, 2006, two of our directors, Marcia L. Page and Jon R. Bauer, notified the Board that, due to the time demands of their principal employments, they will not stand for re-election as directors of the company at the 2006 annual shareholders meeting. At that meeting, the Board then nominated Maurice E. Carino, Jr. and Stanley N. Gaines to replace them.

Maurice E. Carino, Jr., age 61, has owned and operated a small family business since April 2003. From May 2003 to May 2005, Mr. Carino was also a consultant to International Steel Group Inc., representing the company on Capitol Hill on a wide range of legislative issues, including international trade, taxes and healthcare. Beginning in 1985 until 2003, Mr. Carino held various positions with Bethlehem Steel Corporation, including Manager of Federal Government Affairs and Vice President of Federal Government Affairs. While at Bethlehem Steel, Mr. Carino also (i) served as Bethlehem Steel’s Washington representative to the Business Roundtable, (ii) was a member of President George W. Bush’s Industry Sector Advisory Committee for steel related issues, and (iii) served as a chairman of the American Iron and Steel Institute’s Federal Government Affairs Committee, as well as a member of its Energy, Environment and Tax Committee. Prior to joining Bethlehem Steel in 1985, Mr. Carino was employed by the Electric Power Research Institute as Regional Manager of Member Services and worked for General Electric in various industry segments for over 15 years. Mr. Carino was also a founding member of the Washington Coal Club. His educational background includes a degree in Engineering Management from Boston University and an M.B.A. degree from the University of Santa Clara.

Mr. Gaines, age 71, served as the Chairman and CEO of GNB Inc., an automotive and industrial battery company, from 1982 to 1988. Prior to joining GNB, Inc., Mr. Gaines was Senior Vice President, International from 1981 through 1983 and Group Vice President, Batteries from 1971 through 1981 for Gould Inc., an international and diversified manufacturer. Since August 2000, Mr. Gaines, has served as a director and member of the audit committee of ModTech Holdings, Inc., a national designer and manufacturer of modular buildings. In addition, Mr. Gaines serves as a director of the Battery Council International and as a director and an executive committee member of Students in Free Enterprise. Mr. Gaines attended the University of Virginia and the Harvard Business School Advanced Management Program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bennett K. Hatfield
Name:	Bennett K. Hatfield
Title:	Chief Executive Officer and President

Date: April 24, 2006

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